Exhibit 99.1

RenaissanceRe Completes Acquisition of Platinum Underwriters

PEMBROKE, Bermuda, March 2, 2015 — RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced that it has completed its acquisition of Platinum Underwriters Holdings Ltd. (NYSE: PTP) (“Platinum”). The acquisition was originally announced on November 24, 2014.

Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “The combination of RenaissanceRe and Platinum marks an important milestone for our company, benefiting our expanded client base by providing additional products and underwriting expertise, two strong underwriting platforms in the United States, and increased scope and market presence. We expect the transaction to be accretive to book value per share and earnings per share, as well as increase the long-term value of our business for shareholders. With the acquisition successfully completed, we are a stronger, broader-reaching RenaissanceRe, offering more underwriting, product and capital solutions to both existing clients and new clients.”

The completion of the acquisition follows the receipt of all necessary regulatory approvals and approval of the transaction by Platinum shareholders, which was obtained at a special general meeting of Platinum shareholders held on February 27, 2015. Effective as of market close today, Platinum shares will cease trading on the New York Stock Exchange.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Platinum’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; the frequency and severity of catastrophic and other events; uncertainties in the companies’ reserving processes; the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of either company or their respective subsidiaries or joint ventures; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that the companies’ might be bound to policyholder obligations beyond their underwriting intent; risks due to the companies’ reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that the companies’ customers may fail to make premium payments due to them; the risk of failures of the companies’ reinsurers, brokers or other counterparties to honor their obligations to the companies; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. or any of the companies’ other Bermuda subsidiaries, is subject to U.S. taxation; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with the companies’ investment portfolios; changes in economic conditions or inflation; and other factors affecting future results disclosed in RenaissanceRe’s and Platinum’s filings with the SEC, including its Annual Reports on From 10-K and Quarterly Reports on Form 10-Q.

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Investor Contact:

RenaissanceRe Holdings Ltd.

Rohan Pai, 1 (441) 295-4513

Director – Corporate Finance

Media Contact:

Kekst and Company

Peter Hill or Dawn Dover, 1 (212) 521-4800